Exhibit (d)(7)

SUPPLEMENT TO

INVESTMENT ADVISORY CONTRACT

PIMCO Variable Insurance Trust

840 Newport Center Drive

Newport Beach, California 92660

November 14, 2006

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

RE:	Small Cap StocksPLUS TR Portfolio (the “Portfolio”)

Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Variable Insurance Trust (the “Trust”) and Pacific Investment Management Company LLC (“Adviser”) dated May 5, 2000 (the “Contract”), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at a fee rate set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Portfolio to Exhibit A. Accordingly the current Exhibit A is replaced with the new Exhibit A attached hereto.

Investment Advisory Contract

EXHIBIT A

(as of November 14, 2006)

PIMCO Variable Insurance Trust

Portfolio	Investment Advisory Fee
All Asset Portfolio*	0.175%
All Asset All Authority Portfolio*	0.20%
CommodityRealReturn Strategy Portfolio	0.49%
Diversified Income Portfolio	0.45%
Emerging Markets Bond Portfolio	0.45%
Foreign Bond Portfolio (Unhedged)	0.25%
Foreign Bond Portfolio (U.S. Dollar-Hedged)	0.25%
Global Bond Portfolio (Unhedged)	0.25%
High Yield Portfolio	0.25%
Long-Term U.S. Government Portfolio	0.225%
Low Duration Portfolio	0.25%
Money Market Portfolio	0.15%
Real Return Portfolio	0.25%
RealEstateRealReturn Strategy Portfolio	0.49%
Short-Term Portfolio	0.25%
Small Cap StocksPLUS TR Portfolio	0.49%
StocksPLUS Growth and Income Portfolio*	0.30%
StocksPLUS Total Return Portfolio*	0.44%
Total Return Portfolio	0.25%
Total Return Portfolio II	0.25%

*	Reflects a fee reduction effective October 1, 2006.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please indicate so by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO VARIABLE INSURANCE TRUST

By:

        Title: President

        Date: November 14, 2006

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:

        Title: Managing Director

        Date: November 14, 2006